Exhibit 99.1

PFSweb Reports First Quarter 2017 Results

Allen, TX – May 10, 2017 – PFSweb, Inc. (NASDAQ: PFSW) (PFS), a global commerce service provider, is reporting results for the first quarter ended March 31, 2017.

First Quarter 2017 Summary vs. Same Year-Ago Quarter

•	Total revenues increased 5% to $78.8 million.

•	Service fee equivalent revenue (a non-GAAP measure defined below) increased 16% to $57.9 million.

•	Service fee gross margin was 30.9% compared to 34.6%.

•	Net loss was $4.9 million or $(0.26) per share, compared to a loss of $0.8 million or $(0.04) per share. The net loss in 2017 included a $2.7 million expense from acquisition, restructuring and other costs compared to a $0.8 million benefit in the prior year.

•	Adjusted EBITDA (a non-GAAP measure defined below) was $3.7 million compared to $3.8 million.

Management Commentary

“We are keenly focused in 2017 on driving improved financial results and delivering optimal performance in support of our new and existing client relationships,” said Mike Willoughby, CEO of PFS. “During the first quarter, we made strong progress on both of these objectives. Our existing client satisfaction was evidenced through continued contract expansion, including the three-year contract extension we signed in March with our long-time customer, L’Oreal USA. Additionally, our new client wins reflect support for the breadth and strength of our service offering for both professional services and operations related engagements, as well as an ongoing improvement in B2B project wins.

“We continue to manage our omni-channel operations activity with a focus on driving higher-margin engagements, while also taking ongoing actions to reduce overhead and other costs where possible. We expect the benefit of our profitability initiatives to take hold in the second half of the year, driving targeted adjusted EBITDA growth of 26% to 43% in 2017.”

First Quarter 2017 Financial Results

Total revenues in the first quarter of 2017 increased 5% to $78.8 million compared to $75.1 million in the same period of 2016. Service fee revenue in the first quarter increased 16% to $57.3 million compared to $49.3 million last year. Product revenue from the company’s last remaining client under this legacy business model was $11.3 million compared to $13.6 million in the same period of 2016.

Service fee equivalent revenue increased 16% to $57.9 million compared to $50.0 million in the year-ago quarter, driven by both new and expanded client relationships.

Service fee gross margin in the first quarter of 2017 was 30.9% compared to 34.6% in the same period of 2016. The decrease was due to the impact of several large fulfillment clients that were implemented subsequent to the March 2016 quarter which operated at lower than targeted margin performance.

Through various initiatives, the company is targeting to improve the financial performance of its omni-channel operations activity while also continuing to focus on higher margin professional services engagements.

Net loss in the first quarter of 2017 was $4.9 million or $(0.26) per share, compared to a net loss of $0.8 million or $(0.04) per share in the same period of 2016. Net loss in the first quarter of 2017 included $2.7 million of acquisition-related, restructuring and other costs, $0.8 million in amortization of acquisition-related intangible assets, $0.5 million in stock-based compensation expense, and $0.2 million of deferred tax expense related to goodwill amortization. This compares to $0.8 million in amortization of acquisition-related intangible assets, $0.8 million in stock-based compensation expense, and a $0.8 million benefit from acquisition-related, restructuring and other costs in the same period of 2016.

Adjusted EBITDA was $3.7 million compared to $3.8 million in the same period of 2016. As a percentage of service fee equivalent revenue, adjusted EBITDA was 6.3% compared to 7.5% in the year-ago quarter. The decline in adjusted EBITDA margin was primarily driven by the aforementioned decline in service fee gross margin.

Non-GAAP net loss in the first quarter of 2017 was $0.8 million compared to non-GAAP net income of $41,000 in the first quarter of 2016.

At March 31, 2017, cash and cash equivalents totaled $15.6 million compared to $24.4 million at December 31, 2016. Total debt was $53.0 million compared to $59.7 million at December 31, 2016.

2017 Outlook

PFS is reiterating its outlook for 2017 service fee equivalent revenue to range between $240 million and $250 million, reflecting growth of 5% to 9% from 2016. The company also maintains its target for adjusted EBITDA to range between $23 million and $26 million, reflecting 26% to 43% growth from 2016.

Conference Call

PFS will conduct a conference call today at 5:00 p.m. Eastern time to discuss its results for the first quarter ended March 31, 2017.

PFS CEO Michael Willoughby and CFO Tom Madden will host the conference call, followed by a question and answer period.

Date: Wednesday, May 10, 2017

Time: 5:00 p.m. Eastern Time (2:00 p.m. Pacific time)

Toll-free dial-in number: 1-888-395-3237

International dial-in number: 1-719-457-2081

Conference ID: 1609872

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios at 1-949-574-3860.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=124116 and via the investor relations section of the company’s website at www.pfsweb.com.

A replay of the conference call will be available after 8:00 p.m. Eastern Time on the same day through May 24, 2017.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 1609872

About PFSweb, Inc.

PFSweb (PFS) (NASDAQ: PFSW) is a global commerce service provider of solutions including digital strategy consulting, digital agency and marketing services, technology development services, business process outsourcing services, and a complete omni-channel technology ecosystem. The company provides these solutions and services to major brand names and other companies seeking to optimize every customer experience and enhance their traditional and online business channels. PFS supports organizations across various industries, including Procter & Gamble, L’Oreal USA, LEGO, Canada Goose, ASICS, Roots Canada Ltd., PANDORA, Charlotte Russe, Anastasia Beverly Hills, David’s Bridal, T.J. Maxx, the United States Mint, and many more. PFS is headquartered in Allen, TX with additional locations in Tennessee, Mississippi, Minnesota, Washington, New York, Ohio, North Carolina, Canada, Belgium, United Kingdom, Bulgaria, and India. For more information, please visit www.pfsweb.com or download the free PFS IR App on your iPhone, iPad, or Android device.

Non-GAAP Financial Measures

This news release contains certain non-GAAP measures, including non-GAAP net income (loss), earnings before interest, income taxes, depreciation and amortization (EBITDA), adjusted EBITDA and service fee equivalent revenue.

Non-GAAP net income (loss) represents net income (loss) calculated in accordance with U.S. GAAP as adjusted for the impact of non-cash stock-based compensation expense, acquisition-related, restructuring and other (income) costs, amortization of acquisition-related intangible assets and deferred tax expense for goodwill amortization.

EBITDA represents earnings (or losses) before interest, income taxes, depreciation, and amortization. Adjusted EBITDA further eliminates the effect of stock-based compensation, acquisition-related, restructuring and other (income) costs.

Service fee equivalent revenue represents service fee revenue plus the gross profit earned on product revenue and does not alter existing revenue recognition.

Our service fee equivalent revenue target for 2017 includes an estimated gross margin on product sales of approximately $2 million (based on targeted product revenue of $42 million less targeted cost of product revenue of $40 million) plus a targeted range of between $238 million to $248 million of service fee revenue.

The adjusted EBITDA outlook for 2017 have not been reconciled to the company’s net loss outlook for the same period because certain items that would impact interest expense, income tax provision (benefit), depreciation and amortization (including amortization of acquisition-related intangible assets), stock-based compensation, and acquisition-related, restructuring and other (income) costs, all of which are reconciling items between net loss and adjusted EBITDA, cannot be reasonably predicted. Accordingly, reconciliation of adjusted EBITDA outlook to net loss outlook for 2017 is not available without unreasonable effort.

Non-GAAP net income (loss), EBITDA, adjusted EBITDA and service fee equivalent revenue are used by management, analysts, investors and other interested parties in evaluating our operating performance compared to that of other companies in our industry. The calculation of non-GAAP net income (loss) eliminates the effect of stock-based compensation, acquisition-related, restructuring and other (income) costs, amortization of acquisition-related intangible assets, deferred tax expense for goodwill amortization, and EBITDA and adjusted EBITDA further eliminate the effect of financing, remaining income taxes and the accounting effects of capital spending, which items may vary from different companies for reasons unrelated to overall operating performance. Service fee equivalent revenue allows client contracts with similar operational support models but different financial models to be combined as if all contracts were being operated on a service fee revenue basis.

PFS believes these non-GAAP measures provide useful information to both management and investors by focusing on certain operational metrics and excluding certain expenses in order to present its core operating performance and results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the GAAP results in the attached tables.

Forward-Looking Statements

The matters discussed herein consist of forward-looking information under the Private Securities Litigation Reform Act of 1995 and is subject to and involves risks and uncertainties, which could cause actual results to differ materially from the forward-looking information. PFS’ Annual Report on Form 10-K for the year ended December 31, 2016 identifies certain factors that could cause actual results to differ materially from those projected in any forward looking statements made and investors are advised to review the Annual Report of the company and the Risk Factors described therein. PFS undertakes no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future. There may be additional risks that we do not currently view as material or that are not presently known.

Company Contact:

Michael C. Willoughby

Chief Executive Officer

Or

Thomas J. Madden

Chief Financial Officer

972-881-2900

Investor Relations:

Scott Liolios or Sean Mansouri

Liolios Investor Relations

949-574-3860

PFSW@liolios.com

PFSweb, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (A)

(In Thousands, Except Share Data)

	March 31, 2017	December 31, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$15,640	$24,425
Restricted cash	215	215
Accounts receivable, net of allowance for doubtful accounts of $485 and $494 at March 31, 2017 and December 31, 2016, respectively	60,762	80,223
Inventories, net of reserves of $487 and $568 at March 31, 2017 and December 31, 2016, respectively	8,047	6,632
Other receivables	5,347	6,750
Prepaid expenses and other current assets	6,706	7,299

Total current assets	96,717	125,544

PROPERTY AND EQUIPMENT, net	28,265	30,264
INTANGIBLE ASSETS, net	5,881	6,864
GOODWILL	46,210	46,210
OTHER ASSETS	3,643	2,454

Total assets	180,716	211,336

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and capital lease obligations	$6,662	$7,300
Trade accounts payable	43,257	59,752
Deferred revenue	5,827	7,156
Performance-based contingent payments	2,425	2,405
Accrued expenses	26,338	30,360

Total current liabilities	84,509	106,973

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less current portion	46,353	52,399
DEFERRED REVENUE	4,073	4,127
DEFERRED RENT	4,658	4,810
PERFORMANCE-BASED CONTINGENT PAYMENTS	3,005	1,678
OTHER LIABILITIES	2,125	1,066

Total liabilities	144,723	171,053

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred stock, $1.00 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.001 par value; 35,000,000 shares authorized; 18,830,426 and 18,768,567 shares issued at March 31, 2017 and December 31, 2016, respectively; and 18,796,959 and 18,735,100 shares outstanding as of March 31, 2017 and December 31, 2016, respectively	19	19
Additional paid-in capital	146,556	146,286
Accumulated deficit	(110,173)	(105,317)
Accumulated other comprehensive income (loss)	(284)	(580)
Treasury stock at cost, 33,467 shares	(125)	(125)

Total shareholders’ equity	35,993	40,283

Total liabilities and shareholders’ equity	$180,716	$211,336

(A)	The financial data above should be read in conjunction with the audited consolidated financial statements of PFSweb, Inc. included in its Form 10-K for the year ended December 31, 2016.

PFSweb, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations (A)

(In Thousands, Except Per Share Data)

	Three Months Ended March 31,
	2017	2016
REVENUES:
Service fee revenue	$57,265	$49,318
Product revenue, net	11,318	13,607
Pass-thru revenue	10,185	12,155

Total revenues	78,768	75,080

COSTS OF REVENUES:
Cost of service fee revenue	39,584	32,274
Cost of product revenue	10,725	12,903
Cost of pass-thru revenue	10,185	12,155

Total costs of revenues	60,494	57,332

Gross profit	18,274	17,748
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	21,718	17,550

Income (loss) from operations	(3,444)	198
INTEREST EXPENSE (INCOME), NET	637	484

Income (loss) before income taxes	(4,081)	(286)
INCOME TAX EXPENSE (BENEFIT)	775	466

NET INCOME (LOSS)	$(4,856)	$(752)

NON-GAAP NET INCOME (LOSS)	$(733)	$41

NET INCOME (LOSS) PER SHARE:
Basic	$(0.26)	$(0.04)

Diluted	$(0.26)	$(0.04)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	18,736	18,325

Diluted	18,736	18,325

EBITDA	$463	$3,801

ADJUSTED EBITDA	$3,652	$3,750

(A)	The financial data above should be read in conjunction with the audited consolidated financial statements of PFSweb, Inc. included in its Form 10-K for the year ended December 31, 2016.

PFSweb, Inc. and Subsidiaries

Unaudited Reconciliation of Certain Non-GAAP Items to GAAP

(In Thousands, Except Per Share Data)

	Three Months Ended March 31,
	2017	2016
NET INCOME (LOSS)	$(4,856)	$(752)
Income tax expense (benefit)	775	466
Interest expense, net	637	484
Depreciation and amortization	3,907	3,603

EBITDA	$463	$3,801
Stock-based compensation	524	766
Acquisition-related, restructuring and other (income) costs	2,665	(817)

ADJUSTED EBITDA	$3,652	$3,750

	Three Months Ended March 31,
	2017	2016
NET INCOME (LOSS)	$(4,856)	$(752)
Stock-based compensation	524	766
Amortization of acquisition-related intangible assets	770	844
Acquisition-related, restructuring and other (income) costs	2,665	(817)
Deferred tax expense - goodwill amortization	164	—

NON-GAAP NET INCOME (LOSS)	$(733)	$41

	Three Months Ended March 31,
	2017	2016
TOTAL REVENUES	$78,768	$75,080
Pass-thru revenue	(10,185)	(12,155)
Cost of product revenue	(10,725)	(12,905)

SERVICE FEE EQUIVALENT REVENUE	$57,858	$50,020